                                                                    Exhibit 3.22

                                     BY-LAWS

                                       OF

                     WIX FILTRATION MEDIA SPECIALISTS, INC.

                                FEBRUARY 27, 1996

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                                    ARTICLE I

                             Stockholders' Meetings

     Section 1. Place of Meetings: All meetings of the Stockholders shall be held at the place designated by the Board of Directors.

     Section 2. Annual Meeting: The Annual Meeting of the Stockholders of the
Corporation shall be held on the first Wednesday in December in each year, if not a legal holiday, and if a legal holiday, then on the next business day, for the election of Directors and for the transaction of such other business as may be properly brought before the meeting.

                                   ARTICLE II

                               Board of Directors

     Section 1. Number: The number of Directors shall be one.

     Section 2. Meetings and Notice: Regular meetings of the Board of Directors shall be held at such places and times as the Board by vote may determine from time to time, and if so determined, no notice thereof need be given except that notice shall be given to all Directors of any change made in the time or place.
Special meetings of the Board of Directors may be held at any time or place whenever called by the Chairman of the Board of Directors, the President, or the
Secretary. Notice of special meetings, stating the time and place thereof, shall be given by mailing it to each Director at his residence or business address at least five (5) days before the

meeting, or by delivering it to him personally or telephoning or telegraphing it to him at his residence or business address at least two (2) days before the meeting.

                                   ARTICLE III

                                    Officers

     Section 1. Titles and Election: The Board of Directors shall elect a
Chairman of the Board of Directors, a President and such other officers as shall be required or deemed appropriate. Each officer shall hold office until the meeting of the Board following the next annual meeting of the stockholders or until a successor shall have been elected and qualified or until death, resignation or removal as hereinafter provided in these By-Laws.

     Section 2. Eligibility: The Chairman of the Board of Directors shall be a
Director of the Corporation. Any person may hold more than one office but no one
(1) person shall, at the same time, hold the offices of President and Secretary.

     Section 3. Resignations: Any Director or officer of the Corporation may resign at any time by giving written notice to the Board of Directors or to the
Chairman of the Board, the President or the Secretary, and any member of any committee may resign by giving written notice either as aforesaid or to the
Chairman or Secretary of the Committee of which he is a member. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4. Vacancies: A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of such office in the manner prescribed in these By-Laws for the regular election or appointment to such office.

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     Section 5. Chairman of the Board of Directors: The Chairman of the Board of
Directors shall be the Chief Executive Officer of the Corporation and shall be responsible for the general and active management of the business of the
Corporation. He shall preside at all meetings of the Board of Directors. He shall perform all duties incident to the office of Chairman of the Board and
Chief Executive Officer and such other duties as may be from time to time assigned to him by the Board.

     Section 6. President: The President shall be the Chief Operating Officer of the Corporation subject, however, to the orders and direction of the Chairman of the Board and the Board of Directors. In the absence of the Chairman of the
Board, the President shall perform the Chairman's duties. He shall exercise such duties as customarily pertain to the office of the President. He shall perform all such other duties incident to the office of President or as from time to time may be assigned to him by the Chairman of the Board of Directors or the
Board of Directors.

     Section 7. Vice Presidents: Any two (2) Vice Presidents shall perform the duties and have the powers of the President during the absence of the President and the Chairman of the Board of Directors. They shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

     Section 8. Secretary: The Secretary shall keep accurate minutes of all meetings of the Stockholders, the Board of Directors and the executive committee, respectively, shall perform all the duties commonly incident to this office, and shall perform such other duties and have such other powers as the
Board of Directors shall designate from time to time. In his absence, an
Assistant Secretary shall perform his duties.

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     Section 9. Execution of Deeds and Contracts. The Chairman of the Board, the
President and any Vice President shall have the power to enter into, sign either manually or through facsimile, execute and deliver in the name of the
Corporation, powers of attorney, contracts, deeds and other obligations of the
Corporation.

     Section 10. Delegation of Authority: The Chairman of the Board, the
President or any Vice President of the Corporation may, by written special power of attorney, attested to by the Secretary or any Assistant Secretary of the
Corporation, delegate the authority to enter into, sign, execute and deliver deeds and contracts to any other officer, employee or attorney-in-fact of the
Corporation.

                                   ARTICLE IV

                              Voting of Stock Held

     The Chairman of the Board, President or the Secretary may attend any meeting of the holders of stock or other securities of any other corporation, any of whose stock or securities may be held by this Corporation, and in the name and on behalf of this Corporation thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation. Unless otherwise provided by vote of the Board of
Directors, the Chairman of the Board, the President or the Secretary may from time to time appoint an attorney or attorneys or agent or agents of this
Corporation in the name and on behalf of this Corporation to cast the votes which this Corporation may be entitled to cast as a stockholder or otherwise at meetings of the holders of stock or other securities of any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or acting upon such matters as may come before the meeting, and may execute or cause to be executed on behalf of this Corporation and under its corporate seal or otherwise such written

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proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises.

                                    ARTICLE V

                                 Indemnification

     The Corporation shall indemnify against any loss, liability, damage and expenses of: (i) its employees with respect to their acts or omissions as employees, and (ii) its directors, officers and employees with respect to their service on the board of any other company at the request of the corporation and may by written agreement indemnify any such person or any other person whom the
Corporation may indemnify under the Indemnification Provisions of the Delaware
Corporation Law as now in effect or as hereafter amended to the full extent permissible under and consistent with such provisions. The right of indemnification provided in this Article shall not be deemed exclusive of any other rights to which such director, officer, employee or other person may be entitled, apart from this Article V.

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